                            SHARE EXCHANGE AGREEMENT
                            ------------------------

         THIS SHARE EXCHANGE AGREEMENT is made this 12th day of February 1997, by and between CAPITAL 2000, INC., a Colorado corporation ("Capital 2000"), and UNITED SHIELDS CORPORATION, a Nevada corporation ("USC").

         WHEREAS, Capital 2000 desires to acquire all of the issued and outstanding shares of common stock of USC in exchange for an aggregate of 9,540,000 authorized but unissued restricted shares of the common stock, no par value, of Capital 2000 (the "Common Stock") the "Exchange Offer"); and

         WHEREAS, USC desires to assist Capital 2000 in a business combination which will result in the shareholders of USC owning approximately 90% of the then issued and outstanding shares of Capital 2000's Common Stock, and Capital 2000 holding 100% of the issued and outstanding shares of USC's common stock; and

         WHEREAS, the share exchange contemplated hereby will result in the USC shareholders tendering all of the outstanding common stock of USC to Capital 2000 in exchange SOLELY for the Common Stock and no other consideration, which the parties hereto intend to treat as a reorganization under I.R.C. Section 368(a)(1)(B).

         NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                    ARTICLE 1

                             EXCHANGE OF SECURITIES

         1.1 ISSUANCE OF SHARES. Subject to all of the terms and conditions of this Agreement, Capital 2000 agrees to offer 1.59 shares of Common Stock for each share of USC common stock issued and outstanding, or a total of 9,540,000 shares of Capital 2000's Common Stock. The Common Stock will be issued directly to the shareholders of USC which accept the Exchange Offer.

         1.2 EXEMPTION FROM REGISTRATION. The parties hereto intend that the Common Stock to be issued by Capital 2000 to USC shareholders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder.

         1.3 INVESTMENT INTENT. Prior to the consummation of the Exchange Offer, the shareholders of USC accepting the Exchange Offer shall execute Letters of Acceptance and such other documents containing, among other things, representations and warranties relating to investment intent and investor status, restrictions on transferability and restrictive legends such that the counsel for both Capital 2000 and USC shall be satisfied that the exchange of shares as contemplated by this Agreement shall be exempt from the registration requirements of the Act and any applicable state blue sky laws.

         1.4 REGISTRATION RIGHTS. Capital 2000 will agree to include in any registration statement which Capital 2000 files during the next two years all shares issued pursuant to this Agreement provided that all persons receiving such shares will agree to execute any reasonable and customary lockup letters required by the underwriter of any public offering so as to not impede the offering.

                                    ARTICLE 2
                                    ---------

                      REPRESENTATIONS AND WARRANTIES OF USC
                      -------------------------------------

         Except as disclosed in Schedule 2 which is attached hereto and incorporated herein by reference, USC hereby represents and warrants to Capital 2000 that:

         2.1 ORGANIZATION. USC is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

         2.2 CAPITAL. The authorized capital stock of USC consists of 6,000,000 shares of Common Stock, no par value, of which 6,000,000 are currently issued and outstanding. All of the issued and outstanding shares of USC are duly authorized, validly issued, fully paid, and nonassessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating USC to issue or to transfer from treasury any additional shares of its capital stock of any class.

         2.3 SUBSIDIARIES. USC does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

         2.4 DIRECTORS AND OFFICERS. Schedule 2 contains the names and titles of all directors and officers of USC as of the date of this Agreement.

         2.5 FINANCIAL STATEMENTS. USC has delivered to Capital 2000 its unaudited balance sheet as of January 31, 1997 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, however, the financials are not presented in accordance with generally accepted accounting principles. The Financial Statements accurately set out and describe the financial condition of the Company as of January 31, 1997.

         2.6 ABSENCE OF CHANGES. Since January 31, 1997, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of USC's knowledge, USC has conducted its business only in the ordinary course and has not experienced or suffered any material adverse change in the condition (financial or otherwise), results of operations, properties, business or prospects of USC or waived or surrendered any claim or right of material value.

         2.7 ABSENCE OF UNDISCLOSED LIABILITIES. Neither USC nor any of its properties or assets are subject to any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to Capital 2000 or have otherwise been disclosed to Capital 2000.

         2.8 TAX RETURNS. Within the times and in the manner prescribed by law, USC has filed all federal, state and local tax returns required by law, or has filed extensions which have not yet expired, and has paid all taxes, assessments and penalties due and payable.

         2.9 INVESTIGATION OF FINANCIAL CONDITION. Without in any manner reducing or otherwise mitigating the representations contained herein, Capital 2000 and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of USC. USC shall make available to Capital 2000 and/or its attorneys all books and records of USC.

         2.10 TRADE NAMES AND RIGHTS. Schedule 2 sets forth a complete and accurate schedule of (i) all registered trademarks and service marks and all trademark and service mark applications, including country of filing, filing number, date of issue and expiration date used in the business of USC; and (ii) all registered copyrights of property owned by USC. Except as set forth in such schedule, to USC's knowledge, no third party has asserted, or threatened to assert against USC or any of its officers or directors any conflicting rights to any such intellectual property and USC has no knowledge of facts that USC believes could reasonably be expected to give rise to such a claim.

         2.11 COMPLIANCE WITH LAWS. USC has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business, except for matters which would not have a material affect on USC or its properties.

         2.12 LITIGATION. USC is not a party to any suit, action, arbitration or legal, adminis trative or other proceeding, or governmental investigation pending or, to the best knowledge of USC, threatened against or affecting USC or its business, assets or financial condition, except for matters which would not have a material affect on USC or its properties. USC is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. USC is not engaged in any lawsuit to recover any material amount of monies due to it.

         2.13 AUTHORITY. USC has full corporate power and authority to enter into this Agreement. The board of directors of USC has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of USC and the performance of the obligations of USC under this Agreement. No other corporate proceedings on the part of USC are necessary to authorize the execution and delivery of this Agreement by USC in the performance of its obligations under this Agreement. This Agreement is, when executed and delivered by USC, and will be a valid and binding agreement of USC, enforceable against USC in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

         2.14 ABILITY TO CARRY OUT OBLIGATIONS. Neither the execution and delivery of this Agreement, the performance by USC of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will to the best of USC's knowledge: (a) materially violate any provision of USC's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a material default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of USC, or require the payment of any prepayment or other penalties;
(c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which USC is bound; (d) result in the creation or imposition of any security interest, lien, or other encumbrance upon any material property or assets of USC; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which USC is bound or subject.

         2.15 FULL DISCLOSURE. None of the representations and warranties made by USC herein, or in any schedule, exhibit or certificate furnished or to be furnished in connection with this Agreement by USC, or on its behalf, contains or will contain any untrue statement of material fact.

         2.16 ASSETS. USC has good and marketable title to all of its tangible properties and such tangible properties are not subject to any material liens or encumbrances.

         2.17 MATERIAL CONTRACTS AND OBLIGATIONS. Attached hereto on Schedule 2 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which USC is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by the Company in excess of $10,000; or which involve transactions or proposed transactions between the Company and its officers and directors. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by Capital 2000 and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

         2.18 CONSENTS AND APPROVALS. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by USC in connection with: (a) the execution and delivery by USC of this Agreement; (b) the performance by USC of its obligations under this Agreement; or (c) the consummation by USC of the transactions contemplated under this Agreement.

                                    ARTICLE 3
                                    ---------

                 REPRESENTATIONS AND WARRANTIES OF CAPITAL 2000
                 ----------------------------------------------

         Except as disclosed in Schedule 3 which is attached hereto and incorporated herein by reference, Capital 2000 represents and warrants to USC that:

         3.1 ORGANIZATION. Capital 2000 is a corporation duly organized, valid existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own properties and to carry on business, and it is not now conducting any business, except to the extent to which the effecting of the transaction contemplated by this Agreement constitutes doing business.

         3.2 CAPITALIZATION. The authorized capital stock of Capital 2000 consists of 500,000,000 shares of no par value Common Stock of which 1,900,000 shares of Common Stock are currently issued and outstanding. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commit ments obligating Capital 2000 to issue or to transfer from treasury any additional shares of its capital stock of any class.

         3.3 SUBSIDIARIES. Capital 2000 does not presently have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

         3.4 DIRECTORS AND OFFICERS. Schedule 3 contains the names and titles of all directors and officers of Capital 2000 as of the date of this Agreement.

         3.5 FINANCIAL STATEMENTS. Capital 2000 has delivered to USC its audited balance sheet and statements of operations and cash flows as of and for the period ended December 31, 1995, and its unaudited financial statements as of and for the period ended September 30, 1996, and an unaudited balance sheet as of December 31, 1996 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. As of the Closing, the total liabilities of Capital 2000 shall not exceed $50,000.

         3.6 ABSENCE OF CHANGES. Since September 30, 1996, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of Capital 2000's knowledge, Capital 2000 has not experienced or suffered any material adverse change in its condition (financial or otherwise), results of operations, properties, business or prospects or waived or surrendered any claim or right of material value.

         3.7 ABSENCE OF UNDISCLOSED LIABILITIES. To the best of Capital 2000's knowledge, neither Capital 2000 nor any of its properties or assets are subject to any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to USC.

         3.8 TAX RETURNS. Within the times and in the manner prescribed by law, Capital 2000 has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

         3.9 INVESTIGATION OF FINANCIAL CONDITION. Without in any manner reducing or otherwise mitigating the representations contained herein, USC shall have the opportunity to meet with Capital 2000's accountants and attorneys to discuss the financial condition of Capital 2000. Capital 2000 shall make available to USC all books and records of Capital 2000.

         3.10 TRADE NAMES AND RIGHTS. Capital 2000 does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

         3.11 COMPLIANCE WITH LAWS. To the best of Capital 2000's knowledge, Capital 2000 has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business.

         3.12 LITIGATION. Capital 2000 is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of Capital 2000, threatened against or affecting Capital 2000 or its business, assets, or financial condition. Capital 2000 is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality. Capital 2000 is not engaged in any legal action to recover moneys due to it.

         3.13 NO PRIOR OR PENDING INVESTIGATION. Capital 2000 is not aware of any prior or pending investigations or legal proceedings by the SEC, any state securities regulatory agency, or any other governmental agency regarding Capital 2000 or any officers or directors of Capital 2000 or any shareholders or controlling persons of such shareholders.

         3.14 AUTHORITY. Capital 2000 has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of Capital 2000 has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of Capital 2000, the performance of the obligations of Capital 2000 under this Agreement and the consummation by Capital 2000 of the transactions contemplated under this Agreement. No other corporate proceedings on the part of Capital 2000 are necessary to authorize the execution and delivery of this Agreement by Capital 2000 in the performance of its obligations under this Agreement. This Agreement is, and when executed and delivered by Capital 2000, will be a valid and binding agreement of Capital 2000, enforceable against Capital 2000 in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

         3.15 ABILITY TO CARRY OUT OBLIGATIONS. Neither the execution and delivery of this Agreement, the performance by Capital 2000 of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will, to the best of Capital 2000's knowledge: (a) violate any provision of Capital 2000's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of Capital 2000, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which Capital 2000 is bound; (d) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Capital 2000; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Capital 2000 is bound or subject.

         3.16 VALIDITY OF CAPITAL 2000 SHARES. The shares of Capital 2000 Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

         3.17 FULL DISCLOSURE. None of the representations and warranties made by Capital 2000 herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Capital 2000, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

         3.18     ASSETS.  Capital 2000 does not have any assets.

         3.19 MATERIAL CONTRACTS AND OBLIGATIONS. Except for its agreement with Corporate Stock Transfer, Inc., Capital 2000 has no material contracts to which it is a party or by which it is bound.

         3.20 CONSENTS AND APPROVALS. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Capital 2000 in connection with:
(a) the execution and delivery by Capital 2000 of its obligations under this Agreement; (b) the performance by Capital 2000 of its obligations under this Agreement; or (c) the consummation by Capital 2000 of the transactions contemplated by this Agreement.

         3.21 REAL PROPERTY. Capital 2000 does not own, use or claim any interest in any real property, including without limitation any license, leasehold or any similar interest in real property.

                                    ARTICLE 4
                                    ---------

                                    COVENANTS
                                    ---------

         4.1 INVESTIGATIVE RIGHTS. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request. If the transaction contemplated hereby is not completed, all documents received by each party and/or its attorneys and accountants, auditors or other authorized representatives shall be returned to the other party who provided same upon request. The parties hereto, their directors, employees, agents and representatives shall not disclose any of the information described above unless such information is already disclosed to the public, without the prior written consent of the party to which the confidential information pertains. Each party shall take such steps as are necessary to prevent disclosure of such information to unauthorized third parties.

         4.2 CONDUCT OF BUSINESS. Prior to the Closing, Capital 2000 and USC shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Neither Capital 2000 nor USC shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business except as otherwise contemplated herein.

                                    ARTICLE 5
                                    ---------

               CONDITIONS PRECEDENT TO CAPITAL 2000'S PERFORMANCE
               --------------------------------------------------

         5.1 CONDITIONS. The obligations of Capital 2000 hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 5. Capital 2000 may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Capital 2000 of any other condition of or any of Capital 2000's other rights or remedies, at law or in equity, if USC shall be in default of any of their representations, warranties, or covenants under this Agreement.

         5.2 ACCURACY OF REPRESENTATIONS. Except as otherwise permitted by this Agreement, all representations and warranties by USC in this Agreement or in any written statement that shall be delivered to Capital 2000 by USC under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

         5.3 PERFORMANCE. USC shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

         5.4 ACCEPTANCE BY USC SHAREHOLDERS. The holders of not less than 90% of the issued and outstanding shares of common stock of USC shall have agreed to exchange their shares for shares of Capital 2000 Common Stock.

         5.5 ABSENCE OF LITIGATION. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against USC on or before the Closing Date.

         5.6 OFFICER'S CERTIFICATE. USC shall have delivered to Capital 2000 a certificate, dated the Closing Date, and signed by the Chief Executive Officer of USC, certifying that each of the conditions specified in Sections 5.2 through
5.6 hereof have been fulfilled.

                                    ARTICLE 6
                                    ---------

                    CONDITIONS PRECEDENT TO USC'S PERFORMANCE
                    -----------------------------------------

         6.1 CONDITIONS. USC's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article 6. USC may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by USC of any other condition of or any of USC's rights or remedies, at law or in equity, if Capital 2000 shall be in default of any of its representa tions, warranties, or covenants under this Agreement.

         6.2 ACCURACY OF REPRESENTATIONS. Except as otherwise permitted by this Agreement, all representations and warranties by Capital 2000 in this Agreement or in any written statement that shall be delivered to USC by Capital 2000 under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

         6.3 PERFORMANCE. Capital 2000 shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, on or before the Closing Date.

         6.4 ABSENCE OF LITIGATION. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Capital 2000 on or before the Closing Date.

         6.5 DIRECTORS CAPITAL 2000. Effective on the Closing, Capital 2000 shall have fixed the size of its Board of Directors at three (3) persons, and such Board of Directors shall include T. J. Tully, James J. Carroll and Anthony
G. Covatta. The current Officer and Director of Capital 2000 shall have submitted his resignation as the sole Officer and Director of Capital 2000 effective on the Closing of this transaction.

         6.6 OFFICERS OF CAPITAL 2000. Effective on the Closing, Capital 2000 shall have elected the following new Officers of Capital 2000:

             T. J. Tully              -           CEO, Treasurer and Secretary
             James J. Carroll         -           President

         6.7 ACCEPTANCE BY USC SHAREHOLDERS. The holders of an aggregate of not less than 90% of the issued and outstanding shares of common stock of USC shall have agreed to exchange their shares for shares of Capital 2000 Common Stock.

         6.8 OFFICERS' CERTIFICATE. Capital 2000 shall have delivered to USC a certificate, dated the Closing Date and signed by the President of Capital 2000 certifying that each of the conditions specified in Sections 6.2 through 6.7 have been fulfilled.

                                    ARTICLE 7

                                     CLOSING
                                     -------

         7.1 CLOSING. The Closing of this transaction shall be held at the offices of Krys Boyle Freedman Scott & Sawyer, P.C., 600 Seventeenth Street, Suite 2700 South Tower, Denver, Colorado 80202, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties. At the Closing:

                  (A) USC shall deliver Letters of Acceptance by the shareholders of USC accepting the Exchange Offer ("Accepting Shareholders") to Capital 2000.

                  (B) Each Accepting Shareholder shall receive a certificate or certificates representing the number of shares of Capital 2000 Common Stock for which the shares of USC common stock shall have been exchanged.

                  (C) Capital 2000 shall deliver an officer's certificate, as described in Section 6.8 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of Capital 2000 are true and correct as of, or have been fully performed and complied with by, the Closing Date.

                  (D) Capital 2000 shall deliver a signed Consent and/or Minutes of the Directors of Capital 2000 approving this Agreement and each matter to be approved by the Directors of Capital 2000 under this Agreement.

                  (E) USC shall deliver an officer's certificate, as described in Section 5.6 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of USC are true and correct as of, or have been fully performed and complied with by, the Closing Date.

                  (F) USC shall deliver a signed Consent or Minutes of the Directors of USC approving this Agreement and each matter to be approved by the Directors of USC under this Agreement.

                  (G) USC shall deliver a check or wire payable to Krys Boyle Freedman Scott & Sawyer, P.C. Trust Account in an amount sufficient to pay the outstanding liabilities of Capital 2000 as set forth on Schedule 3 (which shall not exceed $50,000). The $10,000 which USC previously paid into this trust account will be credited against this payment at Closing.

                                    ARTICLE 8
                                    ---------

                                  MISCELLANEOUS
                                  -------------

         8.1 BLEU RIDGE CONSULTANTS, INC. CONSULTING AGREEMENT. USC agrees that immediately after the Closing, it will cause Capital 2000 to enter into a twelve month consulting agreement with Bleu Ridge Consultants, Inc. and as compensation Bleu Ridge will be paid $3,500 per month.

         8.2 REGISTRATION OF SHARES. USC agrees to include in any registration statement which Capital 2000 files during the next 2 years a total of 250,000 shares held by current insiders of Capital 2000 with such shares to be designated by Timothy J. Brasel. The selling shareholders will agree to execute any reasonable and customary lockup letters required by the underwriter of any public offering so as to not impede the offering.

         8.3 CAPTIONS AND HEADINGS. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

         8.4 NO ORAL CHANGE. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

         8.5 NON-WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

         8.6 TIME OF ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof.

         8.7 ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

         8.8 CHOICE OF LAW. This Agreement and its application shall be governed by the laws of the State of Colorado, except to the extent its conflict of laws provisions would apply the laws of another jurisdiction.

         8.9 NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

         Capital 2000:
         -------------

                  Capital 2000, Inc.
                  16178 East Prentice Place
                  Aurora, Colorado  80015

         with a copy to:
         ---------------

                  Jon D. Sawyer, Esq.
                  Krys Boyle Freedman Scott & Sawyer, P.C.
                  600 Seventeenth Street, Suite 2700 South Tower
                  Denver, Colorado 80202

         USC:
         ----

                  United Shields Corporation
                  602 Main Street, Suite 1102
                  Cincinnati, Ohio  45202

         with a copy to:
         ---------------

                  Anthony G. Covatta, Esq.
                  Drew & Ward
                  5 West 4th Street, Suite 2400
                  Cincinnati, Ohio  45202

         8.10 BINDING EFFECT. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

         8.11 MUTUAL COOPERATION. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

         8.12 BROKERS. Other than Corp-Link Corp., the parties hereto represent and agree that no broker has brought about the aforementioned transaction and no finder's fee has been paid or is payable by any party. Capital 2000 agrees that its current shareholders will transfer 45,000 shares to Corp-Link Corp. in full payment of its finder's fee. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any broker or person, except as described in this paragraph.

         8.13 ANNOUNCEMENTS. Capital 2000 and USC will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

         8.14 EXPENSES. Capital 2000 and USC will pay their own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

         8.15 EXHIBITS. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for hereinabove, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

         AGREED TO AND ACCEPTED as of the date first above written.

CAPITAL 2000, INC.                       UNITED SHIELDS CORPORATION
By Timothy J. Brasel                     By T. J. Tully
   -----------------------------            --------------------------------
    Timothy J. Brasel, President            T. J. Tully, Chief Executive Officer

                                   SCHEDULE 2

                           UNITED SHIELDS CORPORATION
                                     ("USC")

2.4      Directors and Officers of USC:

               T. J. Tully           -    CEO, Treasurer, Secretary and Director
               James J. Carroll      -    President and Director
               Anthony G. Covatta    -    Director

2.17     Material Contracts of USC:

         a) Assignment of Sales Agreement dated May 9, 1995, between Diverse Products Incorporated and Health Shields Corporation.

         b) Sales Agreement between In-Flo Liquid Dispensing Corporation and Diverse Products Incorporated dated May 5, 1995.

         c) Addendum to Assignment of Sales Agreement dated August 8, 1996. This provides that USC must pay to Diverse Products $250,000 on or before December 31, 2001, for the assignment.

         d) Amending Agreement dated February 1, 1996, between Inflo North America Limited and Health Shields Corporation.

         e) Letter of Intent for acquisition of an Ohio-based plastic injection molding company.

                                   SCHEDULE 3

                               CAPITAL 2000, INC.
                                ("CAPITAL 2000")

3.2      Directors and Officers of Capital 2000:

                  Timothy J. Brasel   -   President, Secretary and Director

3.7      Liabilities of Capital 2000:

                  Schumacher & Associates                    $   650.00
                  Corporate Stock Transfer                     1,000.00
                  Ron Spector, Esq.                           26,400.00
                  Brasel Family Partners                      13,350.00
                  Paul Dragul                                  1,850.00
                  Krys Boyle Freedman                          6,750.00
                                                            -----------
                       Total                                 $50,000.00

3.19     Material Contracts of Capital 2000

         a)       Transfer Agreement with Corporate Stock Transfer, Inc.